Exhibit 10.143
THIS AMENDED AND RESTATED PROMISSORY NOTE (“NOTE”) IS MADE AS OF THE 12th DAY OF DECEMBER, 2007 AND, TOGETHER WITH THAT CERTAIN AMENDED AND RESTATED PROMISSORY NOTE DATED AS OF EVEN DATE HEREWITH FROM BORROWER (AS SUCH TERM IS DEFINED BELOW) TO KEYBANK NATIONAL ASSOCIATION, IN THE PRINCIPAL AMOUNT OF $40,000,000.00, AMEND, RESTATE AND SUPERSEDE THAT CERTAIN PROMISSORY NOTE DATED SEPTEMBER 10, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $50,000,000.00 FROM BORROWER TO THE BANK (AS SUCH TERM IS DEFINED BELOW) ( THE “ORIGINAL NOTE”). THIS NOTE IS NOT A NOVATION, BUT AN AMENDMENT AND RESTATEMENT OF THE ORIGINAL NOTE.
AMENDED AND RESTATED PROMISSORY NOTE

$40,000,000.00 Chicago, Illinois	Date: December 12, 2007 Maturity Date: September 10, 2010
     FOR VALUE RECEIVED, GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P. (formerly known as NNN Healthcare/Office REIT Holdings, L.P.), a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) at the principal office of LaSalle Bank National Association (the “Agent”) in Chicago, Illinois, on or before the Maturity Date, (as defined in the hereinafter referred to Loan Agreement), the lesser of (i) FORTY MILLION and 00/100 DOLLARS ($40,000,000.00), or (ii) the aggregate principal amount of all Loans made to the Borrower by the Bank under and pursuant to that certain Loan Agreement dated as of September 10, 2007, executed by and among the Borrower, certain financial institutions (including the Bank) and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.
     The Borrower further promises to pay interest on the unpaid principal amount of all Loans outstanding from time to time, at the rate(s) and at the time(s) set forth in the Loan Agreement. The outstanding principal amount of all Loans shall be repaid by the Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America. The Loans made by the Bank and all payments on account of the principal and interest thereof, shall be recorded on the books and records of the Agent and the principal balance as shown on such books and records shall be rebuttably presumptive evidence of the principal amount owing hereunder.
     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to the Maturity Date, or pursuant to which the Maturity Date may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement.
     Except for such notices as may be expressly required under the Loan Documents, to the extent permitted by Applicable Law, the Borrower waives presentment, demand, notice, protest,

and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence. No failure to exercise, and no delay in exercising, any rights under any of the Loan Documents by the Agent of any holder of this Note shall operate as a waiver of such rights.
     This Note shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.
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     IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date set forth above.

GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P., a Delaware limited partnership

By:	Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, its General Partner

	By:	/s/ Shannon K S Johnson
	Name:	Shannon K S Johnson
	Title:	Chief Financial Officer